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                                  Exhibit 21.1

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SUBSIDIARIES OF THE REGISTRANT                                JURISDICTION OF INCORPORATION
UniComp U.K. Holdings, Limited                                         United Kingdom

ICS Computing Group Limited                                            United Kingdom

CI Computer Software Limited                                           United Kingdom

Unibol Limited                                                         United Kingdom

Computer Maintenance Ireland Limited                                   United Kingdom

CEM Computers Limited                                                  United Kingdom

Aurora UniComp Limited                                                 United Kingdom

ICS Computing Limited                                                  United Kingdom

UniComp IOM Limited                                                    Isle of Man

Industrial Computing Machines Limited                                  Ireland

Smoky Mountain Technologies, Inc.                                      North Carolina

Novatek Corporation                                                    Florida

Sun and Sky Development Corporation                                    Florida

Arccom Management Systems, Inc.                                        Georgia
         (d/b/a Unibol, Inc.)

UniComp Systems, Inc.                                                  Texas
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